Exhibit 10.15

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Second Amended and Restated Employment Agreement (this “Amendment”) is effective as of November 28, 2023, by and between SuRo Capital Corp., a Maryland corporation (the “Company”), and Allison Green (the “Executive”).

WHEREAS, the Company is an internally managed, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, the Company and the Executive previously entered into an employment agreement, dated April 23, 2019, which was amended and restated as of April 28, 2020 and again amended and restated as of April 26, 2021 (the “Second Amended and Restated Employment Agreement”), which Second Amended and Restated Employment Agreement was amended as of March 10, 2022 (“Amendment No. 1”); and

WHEREAS, the parties desire to amend the Second Amended and Restated Employment Agreement as set forth herein to secure the Executive’s employment during the Term (as hereinafter defined) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AMENDMENT TO SECTION 2. The first and second sentences of Section 2 of the Second Amended and Restated Employment Agreement are hereby amended to read as follows:

“Subject to the provisions of Section 8, the Executive’s employment by the Company under this Agreement commenced on March 12, 2019 (the “Effective Date”), and shall end on December 31, 2026 (the “Term”). Unless terminated earlier pursuant to Section 8, the Term shall be automatically extended for one year on December 31, 2026, and then on each succeeding anniversary of December 31, 2026, unless either party elects, in writing, to terminate this Agreement at least thirty (30) days prior to the expiration of the then current Term.”

2.	MISCELLANEOUS. Except as otherwise expressly provided herein and in Amendment No. 1, the terms of the Second Amended and Restated Employment Agreement shall remain in full force and effect. The Second Amended and Restated Employment Agreement, as amended hereby and together with Amendment No. 1, constitute the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or revision of or supplement to the Second Amended and Restated Employment Agreement, as amended hereby and together with Amendment No. 1, shall be valid or effective unless the same is in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Employment Agreement as of the day and year first above written.

EXECUTIVE:		SURO CAPITAL CORP.:

/s/ Allison Green	By:	/s/ Mark D. Klein
Allison Green	Name:	Mark D. Klein
	Title:	President and Chief Executive Officer